Exhibit 23.3

Consent of Independent Auditors

Guidewire Software, Inc.

Foster City, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Guidewire Software, Inc. of our report dated October 5, 2017, relating to the consolidated financial statements of Cyence, Inc. as of January 31, 2017 and for the year then ended appearing in Guidewire Software, Inc.’s Form 8-K/A filed on January 9, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Jose, California

March 7, 2018